EXHIBIT 23.01



   Report on Financial Statement Schedule and Consent of Independent Auditors




The Board of Directors
Electronic Arts Inc.:

The audits referred to in our report dated May 1, 1998, include the related financial statement schedule for each of the years in the three-year period ended March 31, 1998, included in the Company's annual report on Form 10-K. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, based on our audits and the report of the other auditors, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects the information set forth therein.

We consent to the incorporation by reference in the registration statements (Nos. 33-66836, 33-55212, 33-53302, 33-41955, 33-82166, 33-61781, 33-61783,
333-01397, 333-09683, 333-09893, 333-32239, 333-32771 and 333-46937) on Form S-8
of our reports included herein or incorporated herein by reference.




KPMG Peat Marwick LLP
Mountain View, California
June 26, 1998